UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2026

K&F Growth Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42503	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1219 Morningside Drive, Suite 110
Manhattan Beach, CA 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-545-9265

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	KFIIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	KFII	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifteenth (1/15) of one Class A ordinary share upon the consummation of the initial business combination	KFIIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported on K&F Growth Acquisition Corp. II’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2026, the Company previously received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain at least 400 total holders for continued listing on the Nasdaq Global Market.

In connection with the foregoing, the Company submitted an application for a transfer of its listed securities from the Nasdaq Global Market to the Nasdaq Capital Market on August 26, 2026 (the “Application”). The Application to transfer the listing of its securities was granted on September 14, 2026, and the transfer became effective on September 16, 2026 (“Transfer”). As a result of the Transfer, the deficiency cited in the Total Shareholder Notice has been rendered moot.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K&F GROWTH ACQUISITION CORP. II

Date: September 16, 2026	By:	/s/ Edward King
		Name:	Edward King
		Title:	Co-Chief Executive Officer

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